Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 110 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Michigan Municipal Income Fund of our report dated February 14, 2012, Fidelity Minnesota Municipal Income Fund of our report dated February 13, 2012, Fidelity Municipal Income Fund of our report dated February 14, 2012, Fidelity Ohio Municipal Income Fund of our report dated February 13, 2012, Fidelity Pennsylvania Municipal Income Fund of our report dated February 14, 2012, and Fidelity Short-Intermediate Municipal Income Fund of our report dated February 15, 2012 on the financial statements and financial highlights included in the December 31, 2011 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts February 23, 2012